Exhibit 4.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     FIRST AMENDMENT, dated as of February 10, 2006 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gartner, Inc. (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), Bank of America, N.A., as syndication agent, Citizens Bank of Massachusetts and LaSalle Bank National Association, as documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement;
     WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and
     WHEREAS, the Lenders are willing to agree to the requested amendments;
     NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     2. Amendment of Section 1.1 (Definitions).
     (a) Section 1.1 is hereby amended by deleting the definition of “Consolidated Fixed Charges” and inserting in lieu thereof the following (additions to substitute definition are indicated by language that is bold with an underline):
     “Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (c) the aggregate amount of Restricted Payments made pursuant to 7.6(d) during such period (other than Designated Restricted Payments and 2006 Stock Repurchases made during such period).
     (b) Section 1.1 is hereby amended by deleting the definition of “Designated Restricted Payment” and inserting in lieu thereof the following (additions to substitute definition are indicated by language that is bold with an underline):
     “Designated Restricted Payment”: any Restricted Payment (except any 2006 Stock Repurchase) made pursuant to Section 7.6(d), provided that (a) the Borrower gives notice to the Administrative Agent at or prior to the time of such Restricted Payment designating such

Restricted Payment as a “Designated Restricted Payment”, (b) after giving effect to such Restricted Payment, the aggregate amount of unrestricted cash and Cash Equivalents on hand of the Borrower and its Subsidiaries is at least $100,000,000 and (c) after giving effect to such Restricted Payment, the aggregate amount of the Designated Restricted Payments since the date hereof is not more than $50,000,000.
     (c) Section 1.1 is hereby amended by deleting the definition of “L/C Commitment” and inserting in lieu thereof the following (additions to substitute definition are indicated by language that is bold with an underline):
     “L/C Commitment”: $15,000,000.
     (d) Section 1.1 is hereby amended by deleting the definition of “L/C Obligations” and inserting in lieu thereof the following (additions to substitute definition are indicated by language that is bold with an underline):
     “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. The L/C Obligations in respect of any Letter of Credit in a Designated Foreign Currency shall be deemed for the purposes of calculating the Available Revolving Commitments and similar amounts from time to time and commitment fees and Letter of Credit and fronting fees to be equal to the Dollar Equivalent of the amount of such Designated Foreign Currency as at the date of issuance thereof, and such Dollar Equivalent shall be thereafter re-calculated by the Issuing Lender from time to time in its discretion (but no less often than quarterly); any such determination by the Issuing Lender of any such Dollar Equivalent amount shall be conclusive and binding on the other parties hereto in the absence of manifest error.
     (e) The following definitions shall be added in the appropriate alphabetical order:
     “Designated Foreign Currencies”: Australian dollars, Canadian dollars, Euros, Hong Kong dollars, New Zealand dollars, Singapore dollars, Sterling, Swiss francs and Yen.
     “Dollar Equivalent”: with respect to any amount in respect of any Letter of Credit denominated in any Designated Foreign Currency, at any date of determination thereof, an amount in Dollars equivalent to such amount calculated on the basis of the Spot Rate of Exchange.
     “First Amendment”: the Amendment to the Credit Agreement dated as of February 10, 2006.
     “First Amendment Effective Date”: as defined in the First Amendment.
     “Spot Rate of Exchange”: with respect to any Designated Foreign Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Designated Foreign Currency on the Telerate System (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London); provided that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and, if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.
     “2006 Stock Repurchase”: a Restricted Payment made pursuant to Section 7.6(d) whereby the Borrower purchases shares of its issued and outstanding common stock (including each of the purchases by the Borrower of such shares in the fiscal quarter ended December 31, 2005); provided that (a) the Borrower gives notice to the Administrative Agent within 45 days after the end of the fiscal quarter during which such Restricted Payment is made (unless such Restricted Payment was made prior to January 1, 2006, in which case the Borrower shall have given notice to the Administrative Agent on or before February 28, 2006) designating such Restricted Payment as a “2006 Stock Repurchase”, (b) such Restricted Payment is made during the 2006 Stock Repurchase Period and (c) after giving effect to such Restricted Payment, the aggregate amount of all 2006 Stock Repurchases during the 2006 Stock Repurchase Period is not more than $30,000,000.
     “2006 Stock Repurchase Period”: the five consecutive fiscal quarters ending December 31, 2006.
     3. Amendment of Section 3.1 (L/C Commitment).
     (a) Section 3.1 is hereby amended by deleting Section 3.1(a) and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):
     L/C Commitment (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or in any Designated Foreign Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
     4. Amendment of Section 3.3 (Fees and Other Charges).
     (a) Section 3.3 is hereby amended by deleting Section 3.3(a) and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):

     Fees and Other Charges (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. Such fees shall be payable in Dollars.
     5. Amendment of Section 3.4 (L/C Participations).
     (a) Section 3.4 is hereby amended by deleting Section 3.4(a) and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):
     L/C Participations (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand (which demand, in the case of any demand made in respect of any draft under a Letter of Credit denominated in any Designated Foreign Currency, shall not be made prior to the date that the amount of such draft shall be converted into Dollars in accordance with section 3.5) at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     6. Amendment of Section 3.5 (Reimbursement Obligation of the Borrower).
     (a) Section 3.5 is hereby amended by deleting Section 3.5 and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):
     Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the

Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in any Designated Foreign Currency, upon notice by the Issuing Lender to the Borrower, such payment shall be made in Dollars from and after the date on which the amount of such payment shall have been converted into Dollars at the Spot Rate of Exchange on such date of conversion, which date of conversion may be any Business Day after the Business Day on which such payment is due) and in immediately available funds. Any conversion by the Issuing Lender of any payment to be made in respect of any Letter of Credit denominated in any Designated Foreign Currency into Dollars in accordance with this section 3.5 shall be conclusive and binding upon the other parties hereto in the absence of manifest error; provided that upon the request of the Borrower, the Issuing Lender shall provide to the Borrower a certificate including reasonably detailed information as to the calculation of such conversion. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.12(b) and (y) thereafter, Section 2.12(c); provided that if any such amount is denominated in a Designated Foreign Currency for any period, such interest shall be payable at the rate charged by the Issuing Lender for reimbursement of overdue obligations in such Designated Foreign Currency owing by account parties with similar credit profiles to that of the Borrower.
     7. Amendment of Section 10.14 (Release of Guarantees).
     (a) Section 10.14 is hereby amended by deleting Section 10.14(b) and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):
     (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (including obligations under or in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantee and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any Person.
     8. Amendment of Section 3.16 (Releases) of Guarantee. The Administrative Agent is hereby authorized and instructed to enter into an amendment to the Guarantee substantially in the form of Exhibit A to this Amendment (the “Guarantee Amendment”).
     9. Representations and Warranties. On and as of the First Amendment Effective Date, the Borrower hereby confirms, reaffirms and restates the representations set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

     10. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions (the effective date of this Amendment, the “First Amendment Effective Date”):
     (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders as of the date hereof and counterparts of the Guarantee Amendment executed by the Subsidiary Guarantors as of the date hereof.
     (b) The Administrative Agent shall have received counterparts of the Acknowledgement and Consent attached hereto, executed and delivered by an authorized officer of each Loan Party party thereto.
     (c) The Administrative Agent, the Lenders, J.P. Morgan Securities Inc. and counsel to the Administrative Agent and J.P. Morgan Securities Inc. shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the First Amendment Effective Date.
     (d) Each of the representations and warranties made by the Borrower in or pursuant to this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date, as if made on and as of such date unless such representation relates solely to an earlier date, in which case such representation shall be true and correct as of such date.
     (e) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or after giving effect to any Revolving Extensions of Credit requested to be made on such date.
     11. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute and amendment of, or an indication of the Lenders’ willingness to amend, any other provisions of the Credit Agreement or the same sections for any other date or purpose.
     12. Fees and Expenses. The Borrower agrees to pay and reimburse each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to such Lender.
     13. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts shall together constitute one and the same instrument. Any such counterpart may be delivered by facsimile or by “pdf” in an e-mail transmission.

     14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

GARTNER, INC.
By:
Name
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name
Title:

BANK OF AMERICA, as Syndication Agent and as a Lender
By:
Name
Title:

CITIZENS BANK OF MASSACHUSETTS, as Documentation Agent and as a Lender
By:
Name
Title:

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender
By:
Name
Title:

CITIBANK F.S.B., as a Lender
By:
Name
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:
Name
Title:

WACHOVIA BANK, N.A., as a Lender
By:
Name
Title:

HSBC BANK USA, N.A., as a Lender
By:
Name
Title:

MIZUHO CORPORATE BANK LTD., as a Lender
By:
Name
Title:

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By:
Name
Title:

CREDIT SUISSE, Cayman Islands Branch (formerly known
as Credit Suisse First Boston acting through its
Cayman Islands Branch), as a Lender

By:
Name
Title:

By:
Name
Title:

DEUTSCHE BANK AG, New York Branch, as a Lender

By:
Name
Title:

By:
Name
Title:

UFJ BANK LIMITED, as a Lender

By:
Name
Title:

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name
Title:

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name
Title:

SCOTIABANC INC., as a Lender

By:
Name
Title:

ACKNOWLEDGMENT AND CONSENT
     Each of the undersigned as a guarantor under that certain Subsidiary Guarantee, dated as of June 29, 2005 (as amended from time to time, the “Guarantee”), made by each of such persons in favor of the Lenders confirms and agrees that, after giving effect to the Amendment to which this Acknowledgment and Consent is attached, the Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and the Guarantee does, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee) pursuant to the terms of the Guarantee. Capitalized terms not otherwise defined herein shall have the meanings assigned to them referred to in the Amendment to which this Acknowledgment and Consent is attached.

DATAQUEST, INC.

By:
Name: Lisa Nadler
Title: Treasurer

THE WARNER GROUP

By:

Name: Lisa Nadler
Title: Treasurer

COMPUTER FINANCIAL CONSULTANTS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

DECISION DRIVERS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. CANADA, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. CREDIT, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. WEST CORPORATION

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER (CAMBRIDGE) HOLDINGS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER ENTERPRISES LTD.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER FUND I, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER FUND II, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER INVESTMENTS I, LLC

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER INVESTMENTS II, LLC

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER (KOREA), INC.

By:

Name: Lisa Nadler
Title: Treasurer

GRIGGS-ANDERSON, INC.

By:

Name: Lisa Nadler
Title: Treasurer

META GROUP, LLC

By:

Name: Lisa Nadler
Title: Treasurer

PEOPLE3, INC.

By:

Name: Lisa Nadler
Title: Treasurer

THE RESEARCH BOARD, INC.

By:

Name: Lisa Nadler
Title: Treasurer

VISION EVENTS INTERNATIONAL, INC.

By:

Name: Lisa Nadler
Title: Treasurer

COMPUTER & COMMUNICATIONS
INFORMATION GROUP, INC.

By:

Name: Lisa Nadler
Title: Treasurer

EXHIBIT A
Form of First Amendment of Guarantee
          FIRST AMENDMENT, dated as of February 10, 2006 (this “Amendment”), to the Subsidiary Guarantee, dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), made by each of the signatories hereto (the “Guarantors”) as subsidiaries of Gartner, Inc. (the “Borrower”) in favor of JPMorgan Chase Bank, N.A. as Administrative Agent (“Administrative Agent”).
WITNESSETH:
          WHEREAS, the Borrower, the Administrative Agent, Bank of America, N.A., as syndication agent, Citizens Bank of Massachusetts and LaSalle Bank National Association, as documentation agents and the several lenders from time to time parties thereto (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of June 29, 2005 (the “Credit Agreement”);
          WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement (the “Credit Agreement Amendment”);
          WHEREAS, the Guarantors have requested that the Administrative Agent make consequent amendments to the Guarantee as set forth herein; and
          WHEREAS, the Administrative Agent is willing to agree to the requested amendments;
          NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Unless otherwise defined herein, terms defined in the Guarantee and used herein shall have the meanings given to them in the Guarantee.
          2. Amendment of Section 3.16 (Releases).
          (a) Section 3.16 is hereby amended by deleting Section 3.16 and inserting in lieu thereof the following (amendments are indicated by language that is bold with an underline):
          At such time as the Loans, the Reimbursement Obligations and the other Obligations (including Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, and this Guarantee and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

          3. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions (the effective date of this Amendment, the “First Amendment Effective Date”):
          (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Guarantors as of the date hereof and counterparts of the Credit Agreement Amendment executed by the Borrower, the Administrative Agent and the Required Lenders as of the date hereof.
          (b) The Administrative Agent shall have received counterparts of the Acknowledgement and Consent attached hereto, executed and delivered by an authorized officer of the Administrative Agent.
          (c) The Administrative Agent and counsel to the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the First Amendment Effective Date.
          4. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Guarantee are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Guarantee specified herein and shall not constitute and amendment of, or an indication of the Guarantors’ willingness to amend, any other provisions of the Guarantee or the same sections for any other date or purpose.
          5. Fees and Expenses. The Guarantors agree to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          6. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts shall together constitute one and the same instrument. Any such counterpart may be delivered by facsimile or by “pdf” in an e-mail transmission.
          7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COMPUTER & COMMUNICATIONS
INFORMATION GROUP, INC.
(dba Datapro Information Services)

By:

Name: Lisa Nadler
Title: Treasurer

COMPUTER FINANCIAL CONSULTANTS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

DATAQUEST, INC.

By:

Name: Lisa Nadler
Title: Treasurer

DECISION DRIVERS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. CANADA, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. CREDIT, INC.

By:

Name: Lisa Nadler
Title: Treasurer

G.G. WEST CORPORATION

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER (CAMBRIDGE) HOLDINGS, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER (KOREA), INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER ENTERPRISES LTD.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER FUND I, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER FUND II, INC.

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER INVESTMENTS I, LLC

By:

Name: Lisa Nadler
Title: Treasurer

GARTNER INVESTMENTS II, LLC

By:

Name: Lisa Nadler
Title: Treasurer

GRIGGS-ANDERSON, INC.

By:

Name: Lisa Nadler
Title: Treasurer

META GROUP, LLC

By:

Name: Lisa Nadler
Title: Treasurer

PEOPLE3, INC.

By:

Name: Lisa Nadler
Title: Treasurer

THE RESEARCH BOARD, INC.

By:

Name: Lisa Nadler
Title: Treasurer

THE WARNER GROUP

By:

Name: Lisa Nadler
Title: Treasurer

VISION EVENTS INTERNATIONAL, INC.

By:

Name: Lisa Nadler
Title: Treasurer

ACKNOWLEDGMENT AND CONSENT
     The undersigned as Administrative Agent under that certain Amended and Restated Credit Agreement, dated as of June 29, 2005 (and as amended from time to time), among Gartner, Inc., the several lenders from time to time parties thereto, Bank of America, N.A., as syndication agent, Citizens Bank of Massachusetts and LaSalle Bank National Association, as documentation agents, and the Administrative Agent confirms that it is authorized and instructed to enter into the Amendment to which this Acknowledgment and Consent is attached.

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:

Name:
Title: